UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 28, 2016

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2016, MagneGas Corporation (the “Company”) issued a press release announcing that it had hired, effective as of December 1, 2016, Scott Mahoney as the Company’s Chief Financial Officer and Secretary.

Mr. Mahoney, 42, is a Certified Financial Analyst (CFA) and has almost 20 years of finance and executive management experience and has held chief financial officer positions at several privately held companies in the banking, energy and recycling industries and one public company in the energy industry. From 2008 to 2016, Mr. Mahoney served as the Chief Financial Officer of Phoenix Group Metals, LLC, a recycling company serving the auto industry. From October 2015 through the present, Mr. Mahoney has served as interim President, CEO and CFO of JayHawk Energy, Inc. (an oil and gas company whose shares were formerly quoted on the OTCQB), an oil and gas company that is majority owned by Vast Exploration, LLC, a privately held entity managed by Mr. Mahoney. Mr. Mahoney has also served as Chairman of the Board of Directors of JayHawk Energy, Inc. since April 2015. Simultaneously, from 2012 to 2016, Mr. Mahoney served as CEO and CFO of Vast Petroleum Corp. and Vast Exploration, LLC, privately controlled entities in the oil and gas exploration and production industry. From 2009 to 2012, Mr. Mahoney served as CFO of American Standard Energy Corp., an oil and gas exploration and production company whose shares were quoted on the OTCQB from 2010 to 2013. Mr. Mahoney received his B.A. from the University of New Hampshire and an M.B.A from the Thunderbird School of Global Management.

Family Relationships

There are no family relationships between Mr. Mahoney and any other employees or members of the board of directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Mahoney reportable under Item 404(a) of Regulation S-K.

Material Plans, Contracts, or Arrangements

In connection with Mr. Mahoney’s appointment as the Company’s Chief Financial Officer and Secretary, Mr. Mahoney and the Company signed an employment agreement. Mr. Mahoney will be paid an annual salary of $215,000 and will receive, at a future date and exercise price to be determined by the Board and the Compensation Committee of the Board, a bonus of the number of shares of the Company’s restricted common stock equivalent to $100,000 and options to purchase 100,000 shares of the Company’s common stock.

The foregoing description of the terms of Mr. Mahoney’s employment agreement is qualified in its entirety by reference to the provisions of Mr. Mahoney’s employment agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

In connection with Mr. Mahoney’s appointment, Ms. Luisa Ingargiola resigned as the Company’s Chief Financial Officer and Secretary, effective as of December 1, 2016. Ms. Ingargiola will remain a member of the Board. Ms. Ingargiola will also remain an employee of the Company and she will work in the area of capital markets activities. Ms. Ingargiola’s annual salary will be, effective as of December 1, 2016, $107,500.

Item 8.01	Other Events.

On October 28, 2016, the Company issued a press release announcing the hiring of Mr. Mahoney.

A copy of the press release of the Company is included as Exhibit 99.1 of this Report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

10.1	Employment Agreement with Scott Mahoney.
99.1	Press Release Announcing MagneGas Appoints Scott Mahoney as Chief Financial Officer and Secretary, dated October 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: October 28, 2016	By:	/s/ Ermanno Santilli
Ermanno Santilli
Chief Executive Officer